UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

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Weyco Group, Inc.

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WEYCO GROUP, INC.
Glendale, Wisconsin
Notice of the 2019 ANNUAL MEETING OF SHAREHOLDERS
To be Held May 7, 2019
WEYCO GROUP, INC., a Wisconsin corporation (hereinafter called the “Company”), will hold its Annual Meeting of Shareholders at the general offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, on Tuesday, May 7, 2019, at 10:00 A.M. (Central Daylight Time), for the following purposes:
1.
To elect two members to the Board of Directors,

2.
To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and

3.
To consider and transact any other business that properly may come before the meeting or any adjournment thereof.

The Board of Directors recommends that the shareholders vote “FOR” items 1 and 2 above.

Important Notice Regarding the Internet Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 7, 2019

The Proxy Statement and Notice of Annual Meeting and the 2018 Annual Report
on Form 10-K are available on the Company’s website at
https://www.weycogroup.com/home/sec_filing.html

The Board of Directors has fixed March 15, 2019, as the record date for the determination of the common shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
The Board of Directors requests that you indicate your voting directions, sign and promptly mail the enclosed proxy for the meeting. Any proxy may be revoked at any time prior to its exercise.
If you have questions or comments, please direct them to Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, Attention: Secretary. Please also contact the Secretary if you would like directions to the Annual Meeting.
By order of the Board of Directors,
JOHN F. WITTKOWSKE
Secretary
Date of Notice: March 28, 2019

i

PROXY STATEMENT
INTRODUCTION
The enclosed proxy is solicited by the Board of Directors of Weyco Group, Inc. (the “Company”) for exercise at the Annual Meeting of Shareholders to be held at the offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, at 10:00 A.M. (Central Daylight Time), on Tuesday, May 7, 2019, or any adjournment thereof.
The Proxy Statement and Notice of Annual Meeting of Shareholders and the 2018 Annual Report on Form 10-K are also available on the Company’s website at https://www.weycogroup.com/home/sec_filing.html. The 2018 Annual Report on Form 10-K, which also accompanies this Proxy Statement, is neither a part of this Proxy Statement nor incorporated herein by reference.
Any shareholder delivering the form of proxy has the power to revoke it at any time prior to the time of the Annual Meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person by giving notice of such election to the Secretary of the Company. Attendance at the meeting will not in itself constitute revocation of a proxy. Proxies properly signed and returned will be voted as specified thereon. The Proxy Statement and the proxy are being mailed to shareholders on approximately March 28, 2019.
The Company has only one class of common stock outstanding and entitled to vote at the meeting — common stock with one vote per share on each item. As of March 15, 2019, the record date for determination of the common shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, there were 9,995,255 shares of common stock outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
The following table sets forth information as of the March 15, 2019 record date with respect to the beneficial ownership of the Company’s common stock by each director and nominee for director, each of the named executive officers identified in the “Summary Compensation Table” herein and all current directors and executive officers as a group. Thomas W. Florsheim, Jr. and John W. Florsheim are brothers and their father is Thomas W. Florsheim. Also, executive officers John F. Wittkowske and George Sotiros are brothers-in-law. There are no other family relationships between any of the Company’s directors and executive officers. The address of each beneficial owner listed below is 333 W. Estabrook Blvd., Glendale, WI 53212.
Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class(4)
Thomas W. Florsheim	459,498	4.59%
Thomas W. Florsheim, Jr.	2,072,556(5)(6)(7)	20.48%
John W. Florsheim	1,036,147	10.24%
John F. Wittkowske	221,210	2.19%
Robert Feitler	257,929	2.58%
Frederick P. Stratton, Jr.	165,819	1.66%
Cory L. Nettles	17,362	*
Tina Chang	9,302	*
All Directors and Executive Officers as a Group (15 persons including the above-named)	4,411,103	42.03%

*
Less than 1%.

Notes:
(1)
Includes the following unissued shares deemed to be “beneficially owned” under Rule13d-3 that may be acquired upon the exercise of outstanding stock options within 60 days of the record date: Thomas W. Florsheim — 11,075; Thomas W. Florsheim, Jr. — 123,000; John W. Florsheim — 123,000; John F. Wittkowske — 123,000; Robert Feitler — 11,075; Frederick P. Stratton, Jr. — 11,075; Cory L. Nettles —  11,075; and all directors and executive officers as a group — 500,949.

(2)
Includes the following shares of unvested restricted stock deemed to be “beneficially owned” under Rule 13d-3 because the holders are entitled to voting rights: Thomas W. Florsheim – 2,300; Thomas W. Florsheim, Jr. — 3,100; John W. Florsheim — 3,100; John F. Wittkowske — 3,100; Robert Feitler — 2,300; Frederick P. Stratton, Jr. — 2,300; Cory L. Nettles — 2,300; Tina Chang — 2,300; and all directors and executive officers as a group — 37,050.

(3)
Except as stated in footnote 2 above, the specified persons have sole voting power and sole dispositive power as to all shares indicated above, except for the following shares as to which voting and/or dispositive power is shared:

Thomas W. Florsheim	446,123
Thomas W. Florsheim, Jr.	1,263,687
John W. Florsheim	740,537
Robert Feitler	20,000
Frederick P. Stratton, Jr.	30,300
All Directors and Executive Officers as a Group	2,500,647
(4)
Calculated on the basis of 9,995,255 outstanding shares of Company common stock on the record date plus shares that can be acquired upon the exercise of outstanding stock options within 60 days of the record date, by the person or group involved in accordance with Rule 13d-3.

(5)
These shares include 419,298 shares that Mr. Florsheim, Jr. is deemed to beneficially own under applicable securities rules as the sole trustee of grantor retained annuity trusts (“GRATs’’) created by Thomas W. Florsheim (his father).

(6)
These shares include 419,298 shares that Mr. Florsheim, Jr. is deemed to beneficially own under applicable securities rules as the sole trustee of GRATs created by Nancy P. Florsheim (his mother).

(7)
These shares include 57,398 shares that Mr. Florsheim, Jr. is deemed to beneficially own under applicable securities rules as the sole trustee of a family trust created by John W. Florsheim (his brother).

The following table sets forth information as of December 31, 2018, with respect to the beneficial ownership of the Company’s common stock by those persons, other than those reflected in the above table, known to the Company to own beneficially more than five percent (5%) of the Company’s outstanding common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
(1) Royce & Associates, LP 745 Fifth Avenue New York, New York 10151	587,398	5.8%
(2) Dimensional Fund Advisors LP Building One 6300 Bee Cave Road	528,304	5.2%

Note:
(1)
According to the Schedule 13G/A statement filed by Royce & Associates, LP in January 2019, Royce & Associates, LP has sole voting and dispositive power with respect to all 587,398 shares of common stock of the Company.

(2)
The above information is based off a Schedule 13G statement filed by Dimensional Fund Advisors LP (“Dimensional Fund Advisors”) in February 2019. These securities are owned by various individual and institutional investors. Dimensional Fund Advisors serves as an investment advisor with power to direct investments and/or sole power to vote the securities. Dimensional Fund advisors reported sole voting power with respect to 501,136 shares and sole dispositive power with respect to 528,304 shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund Advisors is deemed to be a beneficial owner of such securities; however, in the Schedule 13G, Dimensional Fund Advisors expressly disclaimed beneficial ownership with respect to such securities.

ITEMS TO BE VOTED ON
Proposal One: Election of Directors
At the Annual Meeting, two directors will be elected for terms expiring in 2022. The Corporate Governance and Compensation Committee has recommended, and the Board of Directors has nominated, the following nominees for election: Tina Chang and Thomas W. Florsheim, both of whom are current directors of the Company.
A majority of the votes entitled to be cast by outstanding shares of common stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting.
Directors are elected by a plurality of the votes cast by the holders of the Company’s common stock at a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a comparatively larger number of votes. Votes “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors. Votes will be tabulated by an inspector at the meeting.
If any of the nominees should decline or be unable to act as a director, which is not expected, the proxies will be voted with discretionary authority by the persons named to vote in the proxy for a substitute nominee designated by the Board of Directors.
Thomas W. Florsheim, Jr. and John W. Florsheim are brothers, and their father is Thomas W. Florsheim. There are no other family relationships between any of the Company’s directors.
The Board recommends that you vote “FOR” the election of
Tina Chang and Thomas W. Florsheim.
Information regarding the nominees and the directors whose terms continue, including the particular skills, qualifications and other attributes that the Company believes qualify each of its nominees and continuing directors to serve on the Board, is set forth below. For additional information regarding the criteria to evaluate Board membership, see “Board Information — Nomination of Director Candidates” below.
Nominees for Election for Terms Expiring in 2022
Tina Chang, Age 47, Director since 2007
Member of Executive Committee, Audit Committee, and Corporate Governance and
Compensation Committee
Since 1996, Ms. Chang has served as Chairman of the Board and Chief Executive Officer of SysLogic, Inc. (an information systems consulting and services firm). Ms. Chang also served as a Director and Advisor of The Private Bank — Wisconsin from 2004 to 2013.
Ms. Chang brings to the Board a strong background in business, technology and process development in the information technology arena. With technology being a fluid and increasingly important component of business, Ms. Chang’s experience is valuable to the Board. She is also strongly involved in the local business community and with charitable organizations, and brings to the Board these varied experiences.
Thomas W. Florsheim, Age 88, Director since 1964
Member of Executive Committee
Mr. Florsheim has served as Chairman Emeritus of the Company since 2002. Prior to that, Mr. Florsheim served as Chairman of the Board of the Company from 1968 to 2002, as Chief Executive Officer of the Company from 1964 to 1999, and as President of the Company from 1964 to 1968.

Mr. Florsheim brings to the Board a lifetime of experience in the shoe industry, including more than 30 years of leadership of the Company. Prior to his tenure at the Company, he was an executive at Florsheim Shoe Company. Through his more than 50 years of experience in the shoe industry, he brings significant expertise and depth of knowledge in every area of the shoe industry to the Company.
Continuing Directors Not Standing for Election at the Annual Meeting
Terms Expiring in 2020
Thomas W. Florsheim, Jr., Age 61, Director since 1996
Chairman of the Board since 2002
Mr. Florsheim has served as Chairman and Chief Executive Officer of the Company since 2002. Prior to that, Mr. Florsheim was President and Chief Executive Officer of the Company from 1999 to 2002, President and Chief Operating Officer of the Company from 1996 to 1999, and Vice President of the Company from 1988 to 1996. Mr. Florsheim has also served as a Director of Strattec Security Corp. (a manufacturer of automotive access control products) (Nasdaq: STRT) since 2012.
Mr. Florsheim has worked at the Company for 38 years. Prior to becoming an executive of the Company, he held various managerial positions at the Company, including managing the retail division and subsequently the purchasing department. Mr. Florsheim’s day-to-day leadership and intimate knowledge of the Company’s business and operations provide the Board with industry-specific experience and expertise.
Robert Feitler, Age 88, Director since 1964
Chairman of Executive Committee and Corporate Governance and Compensation Committee
Member of Audit Committee
Mr. Feitler has served as a Director of TC Manufacturing Co. (a manufacturer of flexible packaging) since 1974. He also served as a Director of Strattec Security Corp. until 2012. From 1968 to 1996, Mr. Feitler was President and Chief Operating Officer of the Company.
Mr. Feitler worked for the Company as its President and Chief Operating Officer for 28 years. His intimate knowledge of the Company and industry bring enduring value to the Board. He continues to be an active director or trustee of other private entities and he brings that experience to the Company.
Terms Expiring in 2021
John W. Florsheim, Age 55, Director since 1996
Mr. Florsheim has served as President, Chief Operating Officer and Assistant Secretary of the Company since 2002. He also has served as a Director of North Shore Bank since 2008. From 1999 to 2002, Mr. Florsheim served as Executive Vice President, Chief Operating Officer and Assistant Secretary of the Company. From 1996 to 1999, he served as Executive Vice President of the Company, and from 1994 to 1996, he served as Vice President of the Company. Prior to joining the Company in 1994, Mr. Florsheim was a Marketing Manager for M&M/Mars, Inc.
Mr. Florsheim brings to the Board over 25 years of experience in the shoe industry as well as detailed knowledge of the overall operations of the Company and expertise in the areas of sales and marketing, licensing and customer relations.

Frederick P. Stratton, Jr., Age 80, Director since 1976
Chairman of Audit Committee
Member of Executive Committee and Corporate Governance and Compensation Committee
Mr. Stratton has served as Chairman Emeritus of Briggs & Stratton Corporation (a manufacturer of gasoline engines) since 2003. He has been a Director of Baird Funds, Inc., since 2004. Mr. Stratton served as Chairman of the Board of Briggs & Stratton Corporation from 1986 to 2002. From 1977 to 2001, he served as Chief Executive Officer of Briggs & Stratton Corporation. He also formerly served as a Director of Midwest Air Group, Inc. and Wisconsin Energy Corporation and its subsidiaries, Wisconsin Electric Power Company and Wisconsin Gas LLC.
Through his many years of experience as the Chief Executive Officer of Briggs & Stratton, a large multinational manufacturing company, Mr. Stratton brings extensive experience in all areas of executive management, including finance, acquisitions, relations with retailers, sales and marketing, labor relations, and international business to the Board. In addition, Mr. Stratton brings his prior experience as a securities/investment analyst to the Board. Mr. Stratton continues to be an active member of corporate boards, and the Company values his contributions over the years to the Board.
Cory L. Nettles, Age 49, Director since 2005
Member of Executive Committee, Audit Committee, and Corporate Governance and
Compensation Committee
Mr. Nettles has served as Managing Director of Generation Growth Capital, Inc. (a private equity firm), since 2007. He has also been a Director of Baird Funds, Inc. since 2008, a Director of Associated Banc-Corp. since 2013 (Nasdaq: ASBC), and a Director of Partners For Community Impact, LLC, which is an investor in the Milwaukee Bucks, since 2016. Mr. Nettles was Of Counsel, Business Law and Government Relations at Quarles & Brady LLP (a law firm) from 2007 to 2016; he previously served as a Partner in the Business Law and Government Relations Groups at Quarles & Brady LLP from 2005 until 2007. He was also a Director and Advisor of Baird Private Equity from 2008 to 2012 and served as a Director and Advisor of The Private Bank — Wisconsin from 2007 to 2011.
Mr. Nettles was Secretary for the Wisconsin Department of Commerce from 2003 to 2005. He was also a Director of the Midcities Venture Capital Fund from 2005 to 2007.
Mr. Nettles’ prior experience as Secretary for the Wisconsin Department of Commerce provides the Company with a unique insight into the government’s interactions with businesses. His background as an attorney provides a legal perspective to the Company’s corporate matters. Mr. Nettles is involved in many civic organizations and brings a depth of knowledge of the local business community to the Board.
Proposal Two: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2019
Baker Tilly Virchow Krause, LLP has audited the Company’s financial statements since 2015. The Audit Committee appointed them as the Company’s independent registered public accounting firm for the year ending December 31, 2019. In making its decision to reappoint Baker Tilly Virchow Krause, LLP for 2019, the Audit Committee considered the qualifications, performance and independence of Baker Tilly Virchow Krause, LLP and the audit engagement team, as well as the fees charged for serviced provided.
The Company asks that you ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Representatives of Baker Tilly Virchow Krause, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.
Although not required by law to submit the appointment to a vote by shareholders, the Audit Committee and the Board believe it is appropriate, as a matter of policy, to request that the shareholders ratify the appointment of its independent registered public accounting firm for 2019.

If the appointment is not ratified, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.
The Board recommends that you vote “FOR” the ratification of the appointment of
Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

BOARD INFORMATION
Composition of the Board of Directors
The Board of Directors currently has seven members. The Bylaws of the Company provide that there shall be seven directors, divided into three staggered classes. Directors are elected to three-year terms. The number of directors may be increased or decreased from time to time by amending the applicable provision of the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent director.
Meetings
The Board of Directors held five meetings during 2018. All members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served. The Company’s policy is that its directors should attend the Annual Meeting of Shareholders. All Board members attended the Annual Meeting held on May 8, 2018. In accordance with the Nasdaq rules, the Company’s independent directors have periodic meetings at which only independent directors are present.
Director Independence
Each year, the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who do not have any of the categorical relationships that preclude a determination of independence under the Nasdaq listing standards, are considered to be independent directors.
In accordance with the applicable Nasdaq rules, the Board has determined that the following directors qualify as independent directors: Tina Chang, Robert Feitler, Cory L. Nettles, and Frederick P. Stratton, Jr. The Board concluded that none of these directors possessed the categorical relationships set forth in the Nasdaq standards that preclude a determination of independence, and that none of them have any other relationship that the Board believes would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The Audit Committee and the Corporate Governance and Compensation Committee are comprised solely of directors who have been determined to be independent. Because of their relationships with the Company, Thomas W. Florsheim, Thomas W. Florsheim, Jr. and John Florsheim are not independent directors.
Board Leadership Structure and Role in Risk Oversight
The Company combines the positions of Chairman of the Board of Directors and Chief Executive Officer. The Company’s management and Board of Directors currently believe that the Chief Executive Officer’s direct involvement in the day-to-day operations of the Company makes him best positioned to lead Board discussions of the Company’s short-term and long-term objectives and helps ensure proper oversight of the Company’s risks. Additionally, the Company’s Board structure provides oversight by its independent directors. The independent directors meet periodically without any members of management present. In addition, each of the Board’s standing committees is chaired by an independent director and both the Audit Committee and the Corporate Governance and Compensation Committee are comprised solely of directors who are independent. The Board has not appointed an independent lead director; however, the Chair of each of the above mentioned committees typically leads the non-management sessions of that particular committee.
The Company’s Board of Directors plays a role in the oversight of risks that could potentially affect the Company. The Board’s Audit Committee fulfills the formal responsibility of financial risk management as disclosed in its charter, which is available on the Company’s website. The Audit Committee meets periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including risks related to cybersecurity and data security. The Corporate Governance and Compensation Committee is responsible for the evaluation of risk as it relates to compensation and corporate governance.

Shareholder Communications with the Board
Shareholders wishing to communicate with the Board of Directors or with a particular Board member should address communications to the Board or to a particular Board member, c/o Secretary, Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212. All communications addressed to the Board or to a particular director or committee will be relayed to that addressee. From time to time, the Board may change the process through which shareholders communicate with the Board. Please refer to the Company’s website at www.weycogroup.com for changes in this process.
Nomination of Director Candidates
The principal functions of the Corporate Governance and Compensation Committee are: (1) to assist the Board by identifying individuals qualified to become members of the Board and its Committees, and to recommend to the Board the director nominees for the next Annual Meeting of Shareholders; (2) to recommend to the Board the corporate governance guidelines applicable to the Company, including changes to those guidelines as appropriate from time to time; (3) to lead the Board in its periodic reviews of the Board’s performance; (4) to establish, subject to approval of the full Board, compensation arrangements for the Company’s executive officers; (5) to administer the Company’s equity incentive and other compensation plans, and approve the granting of equity awards to officers and other key employees of the Company and its subsidiaries; and (6) to communicate to shareholders regarding these policies and activities as required by the Securities and Exchange Commission (the “SEC”) and other regulatory bodies. The Corporate Governance and Compensation Committee Charter and the Guidelines and Criteria for Nomination of Director Candidates are available on the Company’s website.
In carrying out its responsibilities regarding director nominations, the Corporate Governance and Compensation Committee has established the following Guidelines and Criteria for Nomination of Director Candidates:
•
The Committee will review each candidate’s qualifications in light of the needs of the Board and the Company, considering the current mix of director attributes and other pertinent factors (specific qualities, skills and professional experience required will vary depending on the Company’s specific needs at any point in time).

•
The Committee will consider the diversity of the existing Board, so that the Board maintains a body of directors from diverse professional and personal backgrounds.

•
There will be no differences in the manner in which the Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

•
Any nominee should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others.

•
Any nominee should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

•
Any nominee should possess substantial and significant experience which would be of value to the Company in the performance of the duties of a director.

•
Any nominee should have sufficient time available to devote to the affairs of Weyco Group in order to carry out the responsibilities of a director.

•
To recommend a candidate, shareholders should write to the Corporate Governance and Compensation Committee, Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, via certified mail. The written recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the Proxy Statement and to serve as a director if elected.

•
To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement, the Committee must receive shareholder recommendations for directors no later than December 2 of the year prior to the Annual Meeting of Shareholders.

From time to time, the Board may change the process through which shareholders may recommend director candidates to the Corporate Governance and Compensation Committee. The Company has not received any shareholder recommendations for director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.
Director Compensation
Directors of the Company who are not also employees of the Company or subsidiaries receive a quarterly cash retainer. The quarterly cash retainer was $5,600 during 2018. Non-employee directors are also eligible to receive equity awards. In 2018, each non-employee director received 800 shares of restricted stock and options to purchase 2,000 shares of common stock under the Weyco Group, Inc. 2017 Incentive Plan. The restricted stock awards vest ratably over four years and the stock options vest ratably over five years. The following table shows director compensation for the non-employee directors for 2018.
Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Stock Option Awards ($)(2)	All Other Compensation(3)	Total ($)
Thomas W. Florsheim	$22,400	$29,776	$14,140	$14,400	$80,716
Tina Chang	$22,400	$29,776	$14,140	$0	$66,316
Robert Feitler	$22,400	$29,776	$14,140	$0	$66,316
Cory L. Nettles	$22,400	$29,776	$14,140	$0	$66,316
Frederick P. Stratton, Jr.	$22,400	$29,776	$14,140	$0	$66,316

Notes:
(1)
This amount represents the grant date fair value (which was calculated to be $37.22 per share) of the restricted stock awards granted on August 23, 2018, computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 18 of the Notes to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K.

(2)
This amount represents the grant date fair value (which was calculated to be $7.07 per option) of the stock option awards granted on August 23, 2018, computed in accordance with ASC 718 as calculated under the Black-Scholes option pricing model, as described in Note 18 to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K.

(3)
On December 28, 2000, Chairman Emeritus of the Board, Thomas W. Florsheim, entered into a consulting agreement with the Company under which he agreed to act as advisor to the Company in connection with the Company’s acquisition and sale of products and materials. In accordance with this agreement, Thomas W. Florsheim was paid $14,400 in 2018.

Committees
The Board of Directors has three standing committees: an executive committee (the “Executive Committee”), a corporate governance and compensation committee (the “Corporate Governance and Compensation Committee”) and an audit committee (the “Audit Committee”).
Executive Committee
The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board, except for declaring dividends, filling vacancies in the Board of Directors or committees thereof, amending the Articles of Incorporation, adopting, amending or repealing Bylaws and certain other matters as provided in the Bylaws. Robert Feitler is the Chairman of the Executive Committee and Tina Chang, Thomas W. Florsheim, Cory L. Nettles and Frederick P. Stratton, Jr. are members. No meetings of the Executive Committee were held in 2018.

Corporate Governance and Compensation Committee
The Company is committed to conducting its business with the highest standards of business ethics and in accordance with all applicable laws, rules and regulations, including the rules of the SEC and Nasdaq on which its common stock is traded. In addition to Nasdaq rules and applicable governmental laws and regulations, the framework for the Company’s corporate governance is provided by: (a) the Company’s Articles of Incorporation and Bylaws; (b) the charters of its board committees; and (c) the Company’s Code of Business Ethics.
The Corporate Governance and Compensation Committee is responsible for various matters related to corporate and board governance including, among others, director nominations. See “Nomination of Director Candidates” above for additional information regarding the committee’s responsibilities.
The Corporate Governance and Compensation Committee also establishes compensation arrangements for senior management and administers the granting of stock-based awards to officers and other key employees of the Company and its subsidiaries. The Board of Directors has determined that each of the members of the Corporate Governance and Compensation Committee (Robert Feitler, Tina Chang, Cory L. Nettles and Frederick P. Stratton, Jr.) is independent, as defined in the current listing standards of Nasdaq and the SEC rules relating to such committees. Three meetings of the Corporate Governance and Compensation Committee were held in 2018. The charter of the Corporate Governance and Compensation Committee is available on the Company’s website.
Code of Business Ethics
The Company’s Code of Business Ethics sets forth ethical obligations for all employees, officers and directors, including those that apply specifically to directors and executive officers, such as accounting and financial reporting matters. Any waiver of the Code of Business Ethics requires approval of the Board of Directors or of a committee of the Board. The Company’s Code of Business Ethics is available on the Company’s website. If any substantive amendment is made to the Code, the nature of the amendment will be disclosed on the Company’s website or in a current report on Form 8-K. In addition, if a waiver from the Code is granted to an executive officer or director, the nature of the waiver will be disclosed in a current report on Form 8-K.
Audit Committee
The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. A copy of the charter of the Audit Committee is available on the Company’s website. The Board of Directors has determined that each of the members of the Audit Committee (Frederick P. Stratton, Jr., Tina Chang, Robert Feitler, and Cory L. Nettles) is independent, as defined in the current listing standards of Nasdaq and the SEC rules relating to audit committees. This means that, except in their roles as members of the Board of Directors and its committees, they are not affiliates of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships with the Company that may interfere with the exercise of their independence from management and the Company, and they have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years. In addition, the Board of Directors has determined that each Audit Committee member satisfies the financial literacy requirements of Nasdaq and that Robert Feitler and Frederick P. Stratton, Jr. each qualify as “audit committee financial experts” within the meaning of applicable rules of the SEC.
Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed and reviewed with the independent registered public accounting firm all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (“PCAOB”), including PCAOB

Auditing Standard No. 1301, Communications with Audit Committees. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Committee discussed with the independent registered public accounting firm their independence from management and the Company and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.
The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during 2018.
Pre-Approval Policy
Consistent with the rules of the SEC regarding the independent registered public accounting firm’s independence, the Audit Committee has responsibility for recommending appointment of, setting compensation for, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee’s charter states that the Audit Committee must approve in advance the audit and permitted non-audit services to be provided by, and the fees to be paid to, the independent auditor, subject to the de minimis exceptions to pre-approval permitted by the rules of the SEC and Nasdaq for non-audit services. No fees were paid to the independent registered public accounting firm pursuant to the de minimis exception to the foregoing pre-approval policy.
Report of Audit Committee
In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following (among other things):
•
reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2018;

•
discussed with Baker Tilly Virchow Krause, LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees;

•
received and reviewed the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with them their independence; and

•
concluded that Baker Tilly Virchow Krause LLP’s provision of audit and non-audit services to the Company is compatible with their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Frederick P. Stratton, Jr., Chairman
Tina Chang
Robert Feitler
Cory L. Nettles

Audit and Non-Audit Fees
The Audit Committee also reviewed the fees and scope of services provided to the Company by its independent registered public accounting firm for the years ended December 31, 2018 and 2017. Fees billed to the Company by Baker Tilly Virchow Krause, LLP for the years ended December 31, 2018 and 2017 are reflected in the following table.
	2018	2017
Audit Fees(a)	$278,376	$267,321
Audit-Related Fees(b)	21,400	24,300
Tax Fees (c)	25,900	—
All Other Fees	—	—
Total	$325,676	$291,621

(a)
Audit fees consisted of fees for professional services for the audit of the Company’s financial statements, review of financial statements included in the Company’s Form 10-Q filings and services that are normally provided in connection with statutory or regulatory filings or engagements. These fees also included the audit of the Company’s internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002.

(b)
Audit-related fees consisted of fees for ERISA employee benefit plan audits. In 2017, audit-related fees also included fees associated with the Company’s Form S-8 filing for the Weyco Group, Inc. 2017 Incentive Plan.

(c)
Tax fees consisted of fees for professional services performed with respect to tax compliance, tax advice and tax planning.

There were no other fees billed by Baker Tilly Virchow Krause, LLP for services rendered to the Company, other than the services described above, in 2018 and 2017, respectively.
Transition to Smaller Reporting Company Status
As a result of changes to SEC rules in 2018, the Company now qualifies as a Smaller Reporting Company (“SRC”) and is providing disclosures in accordance with the rules applicable to SRCs. For example, the Company is not required to include the aggregate change in the actuarial present value of accumulated pension benefits in the Summary Compensation Tables. Therefore, the “Change in Pension Value,” as previously reported, was excluded from the Summary Compensation Table below. Also, in accordance with the SRC rules, the Summary Compensation Table below includes only two years of compensation data as compared to three years as shown in the past, and it includes only the Company’s CEO and two other most highly compensated executive officers, as compared to at least five executive officers as shown in prior years. In addition, as an SRC, the Company is not required to include a Compensation Discussion and Analysis section or certain compensation tables.

Summary Compensation Table
The following table sets forth total compensation of the Company’s named executive officers for the years ended December 31, 2018 and 2017.
Name and Principal Position	Year	Salary ($)	Option Awards ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Thomas W. Florsheim, Jr. Chairman and Chief Executive Officer	2018	$659,000	$56,560(1)	$59,552(3)	$444,825(5)	$35,113(6)	$1,255,050
	2017	$639,500	$60,750(2)	$55,880(4)	$287,775(5)	$45,603(6)	$1,089,508
John W. Florsheim President, Chief Operating Officer and Assistant Secretary	2018	$630,000	$56,560(1)	$59,552(3)	$425,250(5)	$23,077(7)	$1,194,439
	2017	$611,500	$60,750(2)	$55,880(4)	$275,175(5)	$26,924(7)	$1,030,229
John F. Wittkowske Senior Vice President, Chief Financial Officer and Secretary	2018	$421,000	$56,560(1)	$59,552(3)	$252,600(5)	$30,155(7)	$819,867
	2017	$405,000	$60,750(2)	$55,880(4)	$162,000(5)	$39,437(7)	$723,067

Notes:
(1)
This amount represents the grant date fair value of the stock option awards granted on August 23, 2018, using the fair value of  $7.07 per option computed in accordance with ASC 718, as calculated under the Black-Scholes option pricing model as described in Note 18 to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K.

(2)
This amount represents the grant date fair value of the stock option awards granted on August 25, 2017, using the fair value of  $4.05 per option computed in accordance with ASC 718, as calculated under the Black-Scholes option pricing model as described in Note 17 to the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K.

(3)
This amount represents the grant date fair value ($37.22 per share) of the restricted stock granted on August 23, 2018, computed in accordance with ASC 718. See Note 18 of the Notes to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K.

(4)
This amount represents the grant date fair value ($27.94 per share) of the restricted stock granted on August 25, 2017, computed in accordance with ASC 718. See Note 17 of the Notes to the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K.

(5)
These amounts reflect annual cash bonuses related to the achievement of Company-wide financial goals in 2018 and 2017. The amounts in 2018 and 2017 were paid after each respective fiscal year end (December 31). A more detailed description of these bonuses is provided under “Non-Equity Incentive Plan Compensation” below.

(6)
All other compensation relates to the use of an automobile, life insurance premiums, 401(K) match contributions, and clerical services provided by Company personnel for Thomas W. Florsheim, Jr.

(7)
All other compensation relates to the use of an automobile, life insurance premiums and 401(K) match contributions.

Non-Equity Incentive Plan Compensation
Non-equity incentive plan compensation represents annual cash bonuses awarded pursuant to the Company’s 2017 Incentive Plan. Annual cash bonuses are based solely upon the achievement of Company-wide financial goals, established by the Corporate Governance and Compensation Committee.

For the years 2018 and 2017, the annual cash bonus was based on the Company achieving an increase in net earnings over the previous year. Bonuses are based on a set percentage of the executive’s salary, with a maximum bonus of 67.5% of salary for Thomas W. Florsheim, Jr. and John W. Florsheim, and 60% of salary for John Wittkowske.
Outstanding Equity Awards at December 31, 2018
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Thomas W. Florsheim, Jr.	12/2/2013	40,000		$28.50	12/2/2019
	8/26/2014	40,000		$27.04	8/26/2020
	8/25/2015	24,000	8,000(1)	$25.64	8/25/2021
	8/25/2016	16,000	16,000(1)	$25.51	8/25/2022
	8/25/2017	3,000	12,000(2)	$27.94	8/25/2027	1,500	$43,755
	8/23/2018		8,000(2)	$37.22	8/23/2028	1,600	$46,672
John W. Florsheim	12/2/2013	40,000		$28.50	12/2/2019
	8/26/2014	40,000		$27.04	8/26/2020
	8/25/2015	24,000	8,000(1)	$25.64	8/25/2021
	8/25/2016	16,000	16,000(1)	$25.51	8/25/2022
	8/25/2017	3,000	12,000(2)	$27.94	8/25/2027	1,500	$43,755
	8/23/2018		8,000(2)	$37.22	8/23/2028	1,600	$46,672
John F. Wittkowske	12/2/2013	40,000		$28.50	12/2/2019
	8/26/2014	40,000		$27.04	8/26/2020
	8/25/2015	24,000	8,000(1)	$25.64	8/25/2021
	8/25/2016	16,000	16,000(1)	$25.51	8/25/2022
	8/25/2017	3,000	12,000(2)	$27.94	8/25/2027	1,500	$43,755
	8/23/2018		8,000(2)	$37.22	8/23/2028	1,600	$46,672

Notes:
(1)
These option awards were granted on the respective grant dates and vest ratably over four years beginning on the first anniversary date thereof.

(2)
These option awards were granted on the respective grant dates and vest ratably over five years beginning on the first anniversary date thereof.

(3)
The stock awards were granted on the respective grant date and vest ratably over four years on the respective anniversary dates.

(4)
Amounts are calculated using the market value of the Company’s stock on December 31, 2018 of $29.17.

Awards granted beginning in 2017 were granted under the Company’s 2017 Incentive Plan. From 2014 until 2016, awards were granted under the Company’s 2014 Incentive Plan, and from 2011 to 2013, awards were granted under the Company’s 2011 Incentive Plan.

Pension Benefits
The Company maintains a defined benefit pension plan for various employees of the Company, including salaried employees. The Company also maintains an unfunded supplemental pension plan for key executives so they may receive pension benefits which they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. Retirement benefits are provided based on employees’ years of credited service and average earnings or stated amounts for years of service. The plans provide for normal retirement at age 65 and provide for reduced benefits for early retirement beginning at age 55. Pension benefits are payable under a variety of options, to be selected by the retiree and are calculated under a formula which is integrated with Social Security, although the amounts determined under the formula are not reduced by Social Security benefits. The normal retirement benefit is based on (i) the highest average earnings for any 5 consecutive years during the 10 calendar years ending with the year of retirement, (ii) length of service up to 25 years and (iii) the highest average covered compensation for Social Security purposes.
The foregoing describes the general formula under the defined benefit plan and related excess benefits plan as revised in 1997. Those salaried employees who were covered in the plans on January 1, 1989, and all officers (including the named executive officers) who are Senior Vice Presidents or above are provided with the higher of the benefits described above or a minimum benefit based on a prior formula through the defined benefit plan, the unfunded excess benefits plan described above and an unfunded deferred compensation plan. The normal retirement benefit under the prior formula is based on the highest average earnings for any 5 consecutive years during the 10 calendar years preceding retirement and length of service up to 25 years. The normal retirement benefit for officers (including the named executive officers) who are Senior Vice Presidents or above is based on the highest average earnings for any 5 years during the 20 calendar years preceding retirement and length of service up to 25 years. Minimum benefit amounts are not subject to any deduction for Social Security benefits. Under the excess benefits plan, upon a change in control, a lump sum benefit payment shall be made to each participant.
Employment Contracts and Potential Payments Upon Termination or Change of Control
The Company has entered into employment contracts with Thomas W. Florsheim, Jr. and John W. Florsheim whereby, for services to be rendered, their employment will be continued until December 31, 2019, at salary levels to be determined and reviewed periodically. These contracts provide, among other things, that a lump sum amount equal to slightly less than three times his base amount compensation (as defined in Section 280G of the Internal Revenue Code) will be paid to Thomas W. Florsheim, Jr. and John W. Florsheim, respectively, as severance pay, in the event the Company terminates his employment without cause or he terminates his employment following a change of control of the Company. A “change of control” is defined in the employment agreements as: a change in control of more than 15% of the shares of the Company; the replacement of two or more directors by persons not nominated by the Board of Directors; any enlargement of the size of the Board of Directors if the change was not supported by the existing Board of Directors; a merger, consolidation or transfer of assets of the Company; or a substantial change in his responsibilities. In the event Thomas W. Florsheim, Jr. or John W. Florsheim is prevented from performing his duties by reason of permanent disability, his normal salary will be discontinued and a disability salary of 75% of his then current salary will be paid until December 31, 2019.
Also, in the event Thomas W. Florsheim, Jr. or John W. Florsheim dies prior to the termination of his employment under the contract, a death benefit equal to his salary at the annual rate being paid to him at the date of death will be paid to a designated beneficiary for a three-year period. As of March 31, 2019, the annual salary of Thomas W. Florsheim, Jr. is $679,000 and John W. Florsheim’s annual salary is $649,000.
The Company has a change of control agreement with John Wittkowske. This contract provides that a lump sum equal to slightly less than three times his annual compensation (as defined in Section 280G of the Internal Revenue Code), calculated with respect to the three taxable year period ending before the date the change of control occurs, will be paid as severance pay in the event of a change of control. The change of control agreement defines a “change of control” as an event in which:
(1)
more than 30% of the voting power of the outstanding stock of the Company is directly or indirectly controlled by a person or group of persons (other than a group consisting of the members of the family of Thomas W. Florsheim and their descendants or trusts);

(2)
all or substantially all of the operating assets of the Company have been sold; or

(3)
a majority of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.

As of March 31, 2019, Mr. Wittkowske’s annual salary is $438,000.
In accordance with the terms of the 2017, 2014 and 2011 Incentive Plans, if a change of control should occur, all options and stock awards granted by the Company shall immediately vest.
OTHER INFORMATION
Transactions with Related Persons
The Company’s written Code of Business Ethics provides that, except with the prior knowledge and consent of the Company, directors and employees are not permitted to have a financial interest in a supplier, competitor or customer of the Company because of the potential conflicts of interest raised by such transactions. There is a limited exception for ownership of securities of a publicly traded corporation unless the investments are of a size as to have influence or control over the corporation. The Company’s policies include no minimum size for this restriction on potential conflict of interest transactions. Actual or potential conflict of interest transactions or relationships are to be reported to the Company’s Chief Financial Officer or another officer of the Company. Waivers or exceptions for executive officers or directors may be granted only in advance and under exceptional circumstances and only by the Board of Directors or an appropriate committee. Transactions with related persons are also subject to the Company’s disclosure controls and procedures to ensure compliance with applicable laws and requirements of Nasdaq.
There were no transactions since the beginning of 2018, and there are no proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of  $120,000 or 1% of the Company’s total assets as of December 31, 2018, and in which (a) any director, executive officer, director nominee, or immediate family member of a director, executive officer or nominee, or (b) any holder of 5% or more of the Company’s common stock or their immediate family members, had a direct or indirect material interest.
Method of Proxy Solicitation
The cost of solicitation of proxies will be borne by the Company. The officers of the Company may solicit proxies from some of the larger shareholders, which solicitation may be made by mail, telephone, or personal contacts; these officers will not receive additional compensation for soliciting such proxies. Request will also be made of brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, soliciting material to the beneficial owners of shares held of record by such persons.
Section 16(a) Beneficial Ownership Reporting Compliance
Under the federal securities laws, the Company’s directors, executive officers and any person holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and any change in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year.
The Company believes that all of these filing requirements were satisfied on a timely basis for the year ended December 31, 2018. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports they have filed with the SEC.
Other Matters
The Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies will be voted with discretionary authority with respect to any other matters that properly may be presented to the meeting.

Shareholder Proposals
Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, shareholder proposals must be received by the Company no later than November 29, 2019, in order to be considered for inclusion in next year’s Annual Meeting proxy statement. Further, under the Company’s Guidelines and Criteria for Nomination of Director Candidates, shareholder recommendations for directors must be received by the Company no later than December 2, 2019, in order to be considered by the Corporate Governance and Compensation Committee for nomination and inclusion in next year’s Annual Meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may use discretionary voting authority for any proposal that may be raised at next year’s Annual Meeting unless the proponent notifies us of the proposal not later than February 11, 2020.
WEYCO GROUP, INC.
March 28, 2019 Milwaukee, Wisconsin	JOHN F. WITTKOWSKE Secretary

ANNUAL MEETING OF SHAREHOLDERS OF WEYCO GROUP, INC. May 7, 2019 COMMON STOCK NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting and Proxy Statement including proxy card are available on the Company's website at https://www.weycogroup.com/home/sec_filing.html Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 050719 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors for their respective terms: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O Tina Chang O Thomas W. Florsheim FOR AGAINST ABSTAIN 2. Ratification of the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accountants for 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The shares represented by this proxy will be voted “FOR” Proposals 1 and 2 if no instruction to the contrary is indicated, or if no direction is given. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 COMMON STOCK PROXY WEYCO GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Thomas W. Florsheim, Jr. and John W. Florsheim or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on May 7, 2019 at 10:00 A.M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting. (To be Signed on Reverse Side) SEE REVERSE SIDE 1.1 14475